Return to Express SB-2A

EXHIBIT 23.1

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2/A, amendment No. 6, of our report dated July 15, 2004, relating to the financial statements of Express Systems Corporation as of March 31, 2004 and for the year ended March 31, 2004 and to the reference to our Firm under the captions “Selected Financial Data” and “Experts” in the Form SB-2/A.

Vancouver, Canada                   STALEY, OKADA & PARTNERS
August 20, 2004